UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

2016 Note Offering

On November 17, 2016 (the “Closing Date”), Immune Pharmaceuticals Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with HLHW IV, LLC an accredited investor (the “Investor” or “Buyer”) pursuant to which the Investor purchased an aggregate principal amount of $1,050,000 of Subordinated Convertible Notes for an aggregate purchase price of $1,050,000 (the “Notes”).

The Notes bear interest at a rate of 7.0% per annum, payable in arrears on the maturity date of November 17, 2017 (the “Maturity Date”).  The Notes are convertible into shares of the Company’s common stock at any time from the date of issuance of the Notes, at a conversion price equal to eighty percent (80%) of the lowest intraday bid price on the date of conversion (“Conversion Date”); provided the lowest intraday bid price on such Conversion Date is above the lowest Closing Bid Price on the Closing Date (the “Market Price”). In the event on the Conversion Date, the lowest intraday bid price is less than the Market Price, then in that instance, the Conversion Price on that Conversion Date will be equal to the lowest intraday bid price.

On the Maturity Date, the Company shall have the option to pay the amount being redeemed, including accrued but unpaid interest, in cash, shares or any combination of cash and shares of common stock. In addition, if at any time the lowest intraday bid price drops below $0.25 per share, the holder may elect to redeem up to $350,000 of the outstanding principal, interest and any amounts due under the Notes; provided, however, the Company may only use the proceeds from the sale of common stock pursuant to the terms of the Common Stock Purchase Agreement, dated November 17, 2016 (the “CS Purchase Agreement”) entered into with Investor to redeem the Notes. The Notes are subordinated to the Loan Agreement with Hercules Capital.

In connection with the issuance of the Notes, we entered into a registration rights agreement with the Investor (the “Registration Rights Agreement”) pursuant to which the Company has agreed to file, on or before November 29, 2016 (the “Filing Date”), the registration statement to register the resale of the shares of our common stock issuable upon conversion of the Notes, and to cause such registration statement to become effective prior to the 15th day following the Filing Date.

The Notes contain certain customary negative covenants preventing the Company from undertaking certain actions without the consent of the Investor, including but not limited to, limitations on its ability to incur additional indebtedness (subject to certain exceptions) and issuance shares of unregistered securities as well as certain events of default, including, but not limited to, the Company’s failure to pay principal and interest, material defaults under the other transaction documents, material defaults in other payment obligations, failure of the Company to comply with its reporting requirements with the Securities and Exchange Commission, the placing of a “chill” on the Company’s common stock by the Depositary Trust Company, failure of the Company to meet the current public information requirements under Rule 144 promulgated under the Securities Act (as defined below), the Company’s failure to deliver certificates representing the shares of Common Stock after a conversion date and a change of control transaction (as defined in the Notes). The full principal amount of the Notes is due upon a default under the terms of the Notes. The Notes are unsecured and subordinated in right of payment to our existing and future senior indebtedness. During the existence and continuance of an event of default under the Notes as defined, the outstanding principal amount of the Notes shall incur interest at a rate of 18% per annum.  At any time after the Holder becoming aware of an Event of Default, the Investor may require the Company to redeem all or any portion of the Notes.

As of the date hereof, the Company is obligated on $1,050,000 face amount of Notes issued to the Investor. The Notes are a debt obligation arising other than in the ordinary course of business, which constitute a direct financial obligation of the Company.

The securities sold in the private placement were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K. Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Common Stock Purchase Agreement

On November 17, 2016, the Company entered into the CS Purchase Agreement with Buyer, which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right to sell to Buyer up to $10.0 million shares of the Company’s common stock.

Beginning on the day following November 17, 2016, the date that certain closing conditions in the CS Purchase Agreement were satisfied (the “Commencement Date”), the Company shall have the right, but not the obligation, to direct Buyer via written notice (a “Purchase Notice”) to purchase up to a specific number of shares of the Company’s common stock (the “Purchase Shares”). The per share purchase price pursuant to such Purchase Notice (the “Purchase Price”) shall be equal to: (i) from 9:30am to 4:00pm Eastern Time of the regular session of any trading day, lowest intra-day bid price or (ii) if after the close of the regular session on any trading day, then such trading day’s closing bid price on NASDAQ. The number of Purchase Shares that may be purchased under each Purchase Notice is subject to a ceiling of up to 500,000 Purchase Shares or an aggregate purchase amount of $250,000 in Purchase Shares, unless Buyer and the Company mutually agree otherwise. The Company and Buyer may mutually agree to increase the number of Purchase Shares that may be sold pursuant to a Purchase Notice to as much as an additional 2,000,000 Purchase Shares per business day. The foregoing notwithstanding, the Company shall have the obligation to sell and Buyer shall have the obligation to purchase at the Purchase Price a number of Purchase Shares with an aggregate value of $2,000,000 of Purchase Shares on or before December 31, 2016.

The Company shall also have the right but not the obligation to direct the Buyer to buy up to an additional 30% of the trading volume of the common stock for the next business day at the lowest intra-day bid price of the Company’s common stock on such date of purchase.  The Company may deliver notice to the Buyer on or before 9:00 a.m. Eastern time on a date on which (i) the Company also submitted a Purchase Notice for a purchase of at least 200,000 Purchase Shares to the Buyer and (ii) the closing bid price of the Company’s common stock is higher than $0.10. The Company may deliver additional Purchase Notices to Buyer from time to time so long as the most recent purchase has been completed. The Purchase Price is additionally subject to a floor price equal to $0.10 per share. The Purchase Shares and Additional Purchase Shares are subject to volume limitations of the Company’s common stock as defined in the CS Purchase Agreement.

The Company shall not issue, and the Buyer shall not purchase any shares of common stock under the CS Purchase Agreement, if such shares proposed to be issued and sold, when aggregated with all other shares of common stock then owned beneficially (as calculated pursuant to Section 13(d) of the 1934 Act and Rule 13d-3 promulgated thereunder) by the Buyer and its affiliates would result in the beneficial ownership by the Buyer and its affiliates of more than 4.99% of the then issued and outstanding shares of common stock of the Company, unless waived in writing by Buyer.

As additional consideration for the CS Purchase Agreement, the Company agreed to deliver to Buyer two days following the filing date of the Prospectus Supplement (the ”Effective Date”) $700,000 of cash and/or shares of Common Stock (the “Commitment Shares”), or a combination thereof, at the election of Buyer. The Commitment Shares will be issued based on a per share price equal to the lowest intraday bid price on the Effective Date.

Shares of Common Stock will be issued pursuant to the Company’s “shelf” registration statement on Form S-3 (File No. 333-198647), previously filed with the U.S. Securities and Exchange Committee (“SEC”) on September 8, 2014, as amended on October 3, 2014, and that was declared effective by the SEC on October 28, 2014 (the “Registration Statement”) or on a new registration statement to be filed with the SEC after the date of this Current Report on Form 8-K. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares discussed herein, nor shall there be any offer, solicitation, or sale of the shares in any state or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or country.

At any time after the Commencement Date, the CS Purchase Agreement may be terminated by the mutual written consent of the Company and Buyer and upon the meeting of certain conditions as defined in the CS Purchase Agreement. In addition, at any time after the Commencement Date, the Company shall have the option to terminate the CS Purchase Agreement for any reason or for no reason by delivering notice to Buyer electing to terminate the CS Purchase Agreement without any liability whatsoever except that the Company must transmit to Buyer a termination fee of $250,000 in cash or shares, at Buyer’s election with such shares to be valued at the Purchase Price, within two (2) Business Days following delivery of such notice of termination.

Net proceeds to the Company will depend on the Purchase Price and the frequency of the Company’s sales of Purchase Shares to Buyer. The Company’s delivery of Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the CS Purchase Agreement. The Company will use the net proceeds from the offering as described in the prospectus supplement filed in connection with the transaction.

  The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

A copy of the opinion of Sheppard, Mullin, Richter & Hampton LLP relating to the legality of the issuance and sale of the Purchase Shares pursuant to the Common Stock Purchase Agreement is attached as Exhibit 5.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information reported above under Item 1.01 of this Current Report on Form 8-K regarding the 2016 Note Offering is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1*	Securities Purchase Agreement, dated as of November 17, 2016, by and between the Company and HLHW, IV LLC.
10.2*	Form of Convertible Note, dated as of November 17, 2016.
10.3*	Registration Rights Agreement, dated as of November 17, 2016, by and between the Company and HLHW, IV LLC.
10.4*	Common Stock Purchase Agreement, dated as of November 17, 2016, by and between the Company and HLHW IV, LLC.
23.1	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1 hereto).

* The Securities Purchase Agreement and Common Stock Purchase Agreement have been included to provide information regarding their terms. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Securities Purchase Agreement and Common Stock Purchase Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Securities Purchase Agreement and Common Stock Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

By:	/s/ Daniel G. Teper
Name:	Daniel G. Teper
Title:	Chief Executive Officer

Date: November 21, 2016